Exhibit 24.2

POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and appoints each of Steven R. Delmar, David Alexander Simpson and Olivia N. Meade, or each of them signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

●	take such actions as may be necessary or appropriate to enable Stanhope-1, LLC, a North Carolina limited liability company (the “Company”), or others on the Company’s behalf to submit and file forms, schedules and other documents with the United States Securities and Exchange Commission (the “SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (i) enrolling the Company in EDGAR Next and (ii) preparing, executing and submitting on behalf of the Company to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling filings and submissions to be made by the undersigned (or others on the undersigned’s behalf) on behalf of the Company utilizing the EDGAR system;

●	execute and file for and on behalf of the Company (i) Forms 3, 4 and 5 (including amendments thereto), in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, (ii) Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended, and (iii) Schedules 13D and 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange Act and the rules thereunder;

●	act as an account administrator for the Company’s EDGAR account, including to: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the Company’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the Company’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the Company’s EDGAR account; and (v) take any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; and

●	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the Company’s responsibilities to comply with the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of July, 2026.

STANHOPE-1, LLC

By:	/s/ Richard Bentley Cheatham
Richard Bentley Cheatham, Managing Member

NOTARIZATION

STATE OF North Carolina

COUNTY OF Pamlico

I, Ryan M. Isfeld, a notary public of the county and state aforesaid, do hereby certify that Richard Bentley Cheatham personally appeared before me this day and acknowledged the execution of the foregoing instrument.

Witness my hand and official stamp or seal this 30th day of July, 2026.

/s/ Ryan M. Isfeld
Notary Public

[NOTARY SEAL]

Ryan M. Isfeld
Print Name of Notary Public

My Commission Expires: 7-16-2028